Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-149730 and 333-104898 on Form S-8 of our reports dated February 27, 2009, relating to the financial statements and financial statement schedule of Big 5 Sporting Goods Corporation, and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Big 5 Sporting Goods Corporation for the year ended December 28, 2008.
/s/ Deloitte & Touche LLP
Los Angeles, California
February 27, 2009